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                                                                    EXHIBIT 10.1


                               THIRD AMENDMENT TO
                 LOAN AND SECURITY AGREEMENT AND LOAN DOCUMENTS


         THIS THIRD AMENDMENT TO LOAN AND SECURITY AGREEMENT AND LOAN DOCUMENTS (this "Amendment"), dated as of December 16, 1999 but effective for all purposes as of December 8, 1999, is between NATIONAL BANK OF CANADA, a Canadian chartered bank ("Lender"), METRETEK TECHNOLOGIES, INC. (f/k/a Marcum Natural Gas Services, Inc.), a Delaware corporation ("Metretek Technologies"), METRETEK, INCORPORATED, a Florida corporation ("Metretek Inc."), and SOUTHERN FLOW COMPANIES, INC., a Delaware corporation (each, a "Borrower", and collectively, "Borrower" or "Borrowers"), and SIGMA VI, INC., a Florida corporation ("Pledgor").

                                    Recitals

A. Lender, Borrowers and Pledgor entered into a Loan and Security Agreement dated April 14, 1998, as amended by an Amendment to Loan and Security Agreement and Loan Documents dated as of June 8, 1999, and as further amended by a Second Amendment to Loan and Security Agreement and Loan Documents dated as of September 13, 1999 (as amended, the "Loan Agreement"), providing for the Metretek Loans and the Southern Flow Loans, as more fully set forth in the Loan Agreement. Defined terms used herein and not defined herein shall have the meaning set forth in the Loan Agreement. On June 8, 1999, Metretek Technologies changed its name from Marcum Natural Gas Services, Inc. to Metretek Technologies, Inc.

B.       The Loans are secured by the Collateral.

C. Metretek Technologies has advised Lender that Metretek Technologies proposes to enter into a transaction pursuant to which it will issue and sell 7,000 units in Metretek Technologies and that each unit will consist of 200 shares of Common Stock, one share of a newly designated Series B Preferred Stock (convertible into Common Stock), and 100 Common Stock Purchase Warrants. The transaction (the "Transaction") is set forth more fully in a memo dated December 7, 1999 from Paul R. Hess, Esq. to Robert H. Bach, Esq., as modified by a memorandum dated December 16, 1999, (collectively the "Memo").

D. The purpose of this Amendment is (a) for Lender to waive certain defaults under the Loan Agreement arising out of the Transaction, and
         (b) for Borrower and Lender to amend certain covenants and conditions in the Loan Agreement as a result of the Transaction.

                                    Agreement

         IN CONSIDERATION of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Lender, Borrowers and Pledgor agree as follows:


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1. Waiver.

         (a) Lender hereby waives the violation of Section 12(k) of the Loan Agreement (which would occur unless Lender executed and delivered this Amendment) arising solely as a result of the issuance of shares and warrants contemplated by the Transaction as described in the Memo.

         (b) Lender hereby waives the violation of Section 12(o) of the Loan Agreement (which would occur unless Lender executed and delivered this Amendment) arising solely as a result of Metretek Technologies amending their organizational documents in connection with the Transaction as described in the Memo.

         (c) Lender hereby waives any Event of Default that may occur under
Section 14(j) of the Loan Agreement arising solely as a result of any change of control that may be caused by the issuance of shares and warrants contemplated by the Transaction as described in the Memo.

Nothing herein is intended to or shall waive any other Event of Default under the Loan Agreement arising out of the Transaction or otherwise or any event that with notice, the passage of time or both may become an Event of Default under the Loan Agreement arising out of the Transaction or otherwise.

2. Revision to Loan Agreement. The Loan Agreement is hereby amended as follows:

         a. Definitions. The Loan Agreement is hereby amended by adding a new definition of Series B Preferred Stock as Section 1(dd) to read as follows:

                  "Series B Preferred Stock" means the 7,000 shares of Series B Preferred Stock issued in connection with the Transaction as described in the Memo.

         b. Covenants. The Loan Agreement is hereby amended by amending section 12(l) (and subsections (ii) and (iii) of section 12(q) in their entirety, (Financial Covenants) to read as follows:

         12(l) No Borrower shall declare or pay any dividend or other distribution (whether in cash or in kind) of any kind on any class of its stock except (i) as set forth in Section 13 below, (ii) for the transactions described on Exhibit F attached hereto, and (iii) pursuant to the terms of the Series B Preferred Stock (provided that there is no Event of Default).

         12(q)(ii) Metretek Technologies' consolidated combined minimum tangible net worth (as such term is defined in accordance with GAAP and including (A) all subordinate debt which has been approved by Lender in its sole discretion, and (B) Series B Preferred Stock (whether or not properly includable under GAAP)) shall not be less than the amounts set forth below for the period set forth below:


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
--------------------------------------- -------------------------------------
           Financial Period                  Minimum Tangible Net Worth
--------------------------------------- -------------------------------------
from the date hereof up to and          $7,050,000
including 12/30/99
--------------------------------------- -------------------------------------
12/31/99                                $7,400,000

1/1/00 up to and including 12/31/00     $7,400,000 plus 90% of Marcum's net
                                        income for the fiscal year ended
                                        12/31/99
--------------------------------------- -------------------------------------
1/1/01                                  $7,400,000 plus 90% of Marcum's net
up to and including 12/31/01            income for the fiscal year ended
                                        12/31/99 plus 90% of Marcum's net income
                                        for the fiscal year ended 12/31/00
--------------------------------------- -------------------------------------

         12(q)(iii) The ratio of Metretek Technologies' consolidated combined total liabilities to tangible net worth (as such terms are defined in accordance with GAAP and including (A) all subordinated debt which has been approved by Lender in its sole discretion, and (B) any Series B Preferred Stock (whether or not properly includable under GAAP)) shall not exceed 2.00 to 1.0 at any time.

3. Loan Documents.

         a. Lender, Borrowers and Pledgor agree that any and all notes or other documents executed in connection with the Loans (collectively, the "Loan Documents") are hereby amended to reflect the amendments set forth herein and that no further amendments to any Loan Documents are required to reflect the foregoing.

         b. All references in any document to the Loan Agreement or any other Loan Document shall refer to the Loan Agreement or such Loan Document as amended pursuant to this Amendment.

4. Fees and Expenses. Borrower shall pay or cause to be paid all of the expenses incurred by the Lender in connection with the transactions contemplated by this Amendment, including, without limitation, the reasonable fees and disbursements of Lender's attorneys and their staff, and any recording and filing fees, charges and expenses. If Borrower fails to pay such fees within 15 days after written request by Lender, such failure shall constitute an Event of Default.

5. Representations and Warranties. Each Borrower and Pledgor hereby certifies to the Lender that as of the date of this Amendment (taking into consideration the transactions contemplated by this Amendment), all of such Borrower's or Pledgor's representations and warranties contained in the Loan Agreement and all Loan Documents are true, accurate and complete in all material respects, and no Event of Default or event that with notice or the passage of time or both would constitute an Event of Default (other than as waived by Lender pursuant to this Amendment) has occurred under the Loan



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Agreement or any Loan Document. Without limiting the generality of the foregoing, each Borrower and Pledgor represents and warrants that the execution and delivery of this Amendment has been authorized by all necessary action on the part of such Borrower or Pledgor, that the person executing this Amendment on behalf of such Borrower is duly authorized to do so and that this Amendment constitutes the legal, valid, binding and enforceable obligation of such Borrower or Pledgor.

6. Additional Documents. Each Borrower and Pledgor shall execute and deliver to Lender at any time and from time to time such additional amendments to the Loan Agreement and the Loan Documents as the Lender may request to confirm and carry out the transactions contemplated hereby or to confirm, correct and clarify the security for the Loan.

7. Continuation of the Loan Agreement, Etc. Except as specified in this Amendment, the provisions of the Loan Agreement and the Loan Documents shall remain in full force and effect, and if there is a conflict between the terms of this Amendment and those of the Loan Agreement or the Loan Documents, the terms of this Amendment shall control.

8. Miscellaneous.

         a. This Amendment shall be governed by and construed under the laws of the State of Colorado and shall be binding upon and inure to the benefit of the parties hereto and their successors and permissible assigns.

         b. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

         c. This Amendment and all documents to be executed and delivered hereunder may be delivered in the form of a facsimile copy, subsequently confirmed by delivery of the originally executed document.

         d. This Amendment constitutes the entire agreement between Borrowers, Pledgor and the Lender concerning the subject matter of this Amendment. This Amendment may not be amended or modified orally, but only by a written agreement executed by each Borrower and Pledgor and the Lender and designated as an amendment or modification of the Loan Agreement as amended by this Amendment.

         e. This Third Amendment is in substitution of and replaces in its entirety the Third Amendment to Loan and Security Agreement and loan documents dated as of December 8, 1999 (and effective as of that date), which Third Amendment dated as of December 8, 1999 (and effective as of that date), shall hereinafter be null and void.

                      REMAINDER OF PAGE INTENTIONALLY BLANK



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         EXECUTED as of the date first set forth above.

                                     BORROWERS:

                                     METRETEK TECHNOLOGIES, INC., a Delaware
                                     corporation (f/k/a Marcum Natural Gas
                                     Services, Inc.)


                                     By:  /s/ A. Bradley Gabbard
                                          --------------------------------
                                          A. Bradley Gabbard
                                          Executive Vice President

                                     METRETEK, INCORPORATED, a Florida
                                     corporation

                                     By:  /s/ A. Bradley Gabbard
                                          --------------------------------
                                          A. Bradley Gabbard
                                          Executive Vice President

                                     SOUTHERN FLOW COMPANIES, INC., a Delaware corporation

                                     By:  /s/ A. Bradley Gabbard
                                          --------------------------------
                                          A. Bradley Gabbard
                                          Executive Vice President

                                     PLEDGOR:

                                     SIGMA VI, INC., a Florida corporation


                                     By:  /s/ A. Bradley Gabbard
                                          --------------------------------
                                          A. Bradley Gabbard
                                          Executive Vice President



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                                     LENDER:

                                     NATIONAL BANK OF CANADA, a Canadian
                                     chartered bank

                                     By:  /s/ Raymond L. Yager
                                          --------------------------------
                                          Raymond L. Yager
                                          Vice President